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                                                                     Exhibit 3.2



                                     BY-LAWS

                                       OF

                                  GRAFTECH INC.



                              _______________, 2000
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                                TABLE OF CONTENTS

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ARTICLE I - MEETINGS OF STOCKHOLDERS.............................................................................1

         Section 1.  Place of Meetings...........................................................................1

         Section 2.  Annual Meeting..............................................................................1

         Section 3.  Special Meetings............................................................................1

         Section 4.  Record Date.................................................................................1

         Section 5.  Notice of Meetings; Waiver..................................................................2

         Section 6.  List of Stockholders........................................................................3

         Section 7.  Quorum; Manner of Acting....................................................................3

         Section 8.  Business Transacted.........................................................................4

         Section 9.  Order of Business; Voting...................................................................6

         Section 10.  Inspectors.................................................................................7

ARTICLE II - BOARD OF DIRECTORS..................................................................................7

         Section 1.  Powers; Qualifications; Number; Election....................................................7

         Section 2.  Term of Office of a Director................................................................8

         Section 3.  Resignations; Filling of Vacancies..........................................................8

         Section 4.  Meetings of the Board; Notice; Waiver.......................................................8

         Section 5.  Quorum; Adjournment.........................................................................9

         Section 6.  Manner of Acting............................................................................9

         Section 7.  Annual Meeting of Directors................................................................10

         Section 8.  Participation in Meeting by Telephone......................................................10

         Section 9.  Compensation and Expenses of Directors.....................................................10

ARTICLE III - COMMITTEES OF THE BOARD...........................................................................10

         Section 1.  Regular Committees.........................................................................10

         Section 2.  Regular Committee Powers...................................................................10

         Section 3.  Advisory Committees........................................................................11

         Section 4.  Procedures.................................................................................11

ARTICLE IV - OFFICERS...........................................................................................12

         Section 1.  Officers...................................................................................12

         Section 2.  President..................................................................................12
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         Section 3.  Vice Presidents............................................................................12

         Section 4.  Treasurer..................................................................................12

         Section 5.  Secretary..................................................................................13

         Section 6.  Additional Officers and Appointed Officers.................................................13

         Section 7.  Removal....................................................................................14

         Section 8.  Resignations...............................................................................14

         Section 9.  Giving of Bond by Officers.................................................................14

         Section 10.  Compensation of Officers..................................................................14

         Section 11.  Term of Office............................................................................14

         Section 12.  Voting Stock Held by Corporation..........................................................14

ARTICLE V - INDEMNIFICATION.....................................................................................15

         Section 1.  Indemnification............................................................................15

         Section 2.  Indemnification Not Exclusive..............................................................16

         Section 3.  Successors.................................................................................16

         Section 4.  Insurance..................................................................................17

         Section 5.  Definition of Certain Terms................................................................17

ARTICLE VI - CONTRACTS; BANK ACCOUNTS...........................................................................17

         Section 1.  Execution of Contracts.....................................................................17

         Section 2.  Checks; Drafts; Notes......................................................................17

         Section 3.  Deposits...................................................................................18

ARTICLE VII - SHARES; DIVIDENDS.................................................................................18

         Section 1.  Certificates...............................................................................18

         Section 2.  Transfers..................................................................................18

         Section 3.  Lost or Destroyed Certificates.............................................................19

         Section 4.  Fractions of a Share.......................................................................19

         Section 5.  Dividends..................................................................................19

ARTICLE VIII - CORPORATE SEAL...................................................................................19

ARTICLE IX - FISCAL YEAR........................................................................................19

ARTICLE X - AMENDMENTS..........................................................................................20
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                      ARTICLE I - MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.

         All meetings of stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other places within or without the State of Delaware as may be specified in the notices of such meetings.

Section 2.  Annual Meeting.

         An annual meeting of stockholders for the election of directors and the transaction of such other business as may be properly brought before such meeting shall be held on (i) the third Tuesday of May in each and every year, if that day is a business day, or, if that day is not a business day, on the next following day which is a business day or (ii) such date as the Board of Directors (the "Board") may from time to time determine. Any annual meeting of stockholders may be adjourned from time to time until the business to be transacted at such meeting is completed.

Section 3.  Special Meetings.

         Special meetings of stockholders can be called only as provided in the Certificate of Incorporation of the Corporation, as then in effect (the "Certificate of Incorporation"). Each such meeting shall be called by giving notice to that effect to the Secretary not more than sixty-five (65) days and not less than fifteen (15) days before the date of such meeting. Such notice shall state the place, date, hour and purpose or purposes of such meeting. Any special meeting may be adjourned in accordance with Section 5(c) of this Article I from time to time until the business to be transacted at such meeting is completed.

Section 4.  Record Date.

         (a) In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given or, if such notice is waived by all of the stockholders, the close of business on the day next preceding the day on which such meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for such adjourned meeting.

         (b) In order to determine the stockholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date
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shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law of the State of Delaware, as then in effect (the "Law"), shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation at its registered office shall be made by personal delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

         (c) In order to determine the stockholders (i) entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares of capital stock of the Corporation or (ii) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders therefor shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

Section 5.  Notice of Meetings; Waiver.

         (a) Each notice of each meeting of stockholders shall state the place, date and hour of such meeting and, unless it is an annual meeting of stockholders, shall indicate that it is being sent by or at the direction of the person or persons calling such meeting and state the purpose or purposes for which such meeting is being called. If at any meeting of stockholders action is proposed to be taken which would, if taken, give stockholders fulfilling the requirements of Section 262 of the Law the right to receive payment for their shares of capital stock of the Corporation, the notice of such meeting shall include a statement of such proposed action and such right. Not less than ten
(10) nor more than sixty (60) days before the date of such meeting, the Secretary shall give or cause to be given a copy of the notice of such meeting, either by personal delivery or by mail, to each person entitled to notice of such meeting. If mailed, such notice shall be deemed to have been given to a stockholder when it is deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock records of the Corporation or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

         (b) A written waiver of notice of a meeting of stockholders signed by a stockholder entitled to notice of such meeting, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such stockholder of such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends such meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business at such meeting because such

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meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of stockholders is required to be specified in any written waiver of notice of such meeting.

         (c) When a meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at such meeting. If the adjournment is for more than thirty
(30) days or if, after such adjournment, the Board fixes a new record date for such adjourned meeting, a notice of such adjourned meeting shall be given to each person entitled to notice of such adjourned meeting.

Section 6.  List of Stockholders.

         The Secretary shall prepare, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares held of record by each such stockholder. Such list shall be open for inspection by any stockholder, for purposes germane to such meeting, during ordinary business hours, for the ten
(10) days prior to such meeting, either at a place in the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. Such list shall also be produced and kept open at such meeting during the whole time thereof and may be inspected by any stockholder who is present thereat. The stock records of the Corporation shall be conclusive evidence as to who are the stockholders entitled to examine such stock records, the list described in this
Section 6 or the books of the Corporation or to vote at any meeting of stockholders.

Section 7.  Quorum; Manner of Acting.

         (a) Except as otherwise required by the Law or the Certificate of Incorporation or as provided with respect to meetings consisting solely of holders of shares of Preferred Stock in the resolution or resolutions providing for the issuance of such shares, the presence, at the commencement of such meeting, in person or by proxy of holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall be required in order to constitute a quorum for the transaction of business thereat.

         (b) If a quorum shall not be present at the commencement of any meeting of stockholders, a majority of the stockholders present in person or by proxy may adjourn such meeting to another time and place.

         (c) Except as otherwise required by the Law or the Certificate of Incorporation and as otherwise provided in these By-Laws with respect to the election of directors and except as otherwise provided with respect to meetings consisting solely of holders of shares of Preferred Stock in the resolution on resolutions providing for the issuance of such shares, a matter submitted to a vote at a meeting of stockholders shall have been approved only if a quorum was

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present at the commencement of such meeting and the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on such matter shall have voted to approve such matter.

         (d) Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Such authorization must be granted by a means expressly permitted by the Law. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides that it may be voted or acted upon for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the relevant meeting of stockholders and voting or acting in person, by filing with the Secretary a written instrument revoking such proxy or by filing with the Secretary another duly executed proxy bearing a later date.

Section 8.  Business Transacted.

         (a) No business shall be transacted at any meeting of stockholders unless it shall have been brought before such meeting in accordance with this
Section 8(a) of this Article I. Business may be brought (i) before a special meeting of stockholders only by or at the direction of the Board or by the person or persons calling such meeting as expressly permitted by the Certificate of Incorporation or (ii) before an annual meeting of stockholders only (a) by or at the direction of the Board or by any other person or persons who could call a special meeting of stockholders as expressly permitted by the Certificate of Incorporation or (b) by a stockholder who is entitled to vote thereon at such meeting and who complies with the procedures set forth in this Section 8(a) of this Article I. For business to be properly brought before an annual meeting of stockholders by a stockholder as permitted by clause (ii)(b) of the preceding sentence, such stockholder must have given timely notice of his intention to do so in writing to the Secretary. To be timely, such notice must be delivered or mailed to, and received at, the principal executive office of the Corporation not less than one hundred five (105) days prior to the meeting; provided, however, that if less than one hundred five (105) days' notice or prior public disclosure of the date of such meeting is given to stockholders or made, such notice must be so delivered or mailed, and received, not later than the close of business on the tenth (10th) day following the day on which notice or public disclosure of the date of such meeting is given to stockholders or made (except that this proviso shall not apply if such meeting is an annual meeting which will be held on the date specified in clause (i) of Section 2 of Article I or within thirty (30) days thereafter). Such notice must set forth as to each matter such stockholder proposes to bring before such meeting (i) a brief description (which includes all of the material aspects thereof) of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (ii) the name and address, as they appear on the stock records of the Corporation, of the stockholder desiring to propose such business, (iii) the classes and number of shares of each class of capital stock of the Corporation that are owned beneficially and of record by such stockholder, his affiliates, all groups of which he is a member and all persons with whom he is acting in concert (in each case, identifying them) and (iv) any material direct or indirect interest of such stockholder, affiliates, groups or persons in such business. The chairman of such meeting shall determine whether any business to be brought before such meeting will be properly so brought in

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accordance with this Section 8(a) of this Article I and, if he should determine that such business will not be properly so brought, he shall so declare at such meeting and such business shall not be transacted at such meeting.

         (b) No individual shall be eligible for election as a director unless he is nominated in accordance with this Section 8(b) of this Article I. Nominations of individuals for election as directors may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or by any other person or persons who could call a special meeting of stockholders as expressly permitted by the Certificate of Incorporation or (ii) by a stockholder who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 8(b) of this Article I. For nominations to be properly made at a meeting by a stockholder as permitted by clause (ii) of the preceding sentence, such stockholder must have given timely notice of his intention to do so in writing to the Secretary. To be timely, such notice must be delivered or mailed to, and received at, the principal executive office of the Corporation not less than one hundred five (105) days prior to such meeting; provided, however, that if less than one hundred five (105) days' notice or prior public disclosure of the date of such meeting is given to stockholders or made, such notice must be so delivered or mailed, and received, not later than the close of business on the tenth (10th) day following the day on which notice or public disclosure of the date of such meeting is given to stockholders or made (except that this proviso shall not apply if such meeting is an annual meeting which will be held on the date specified in clause (i) of Section 2 of Article I or within thirty
(30) days thereafter). Such notice must set forth: (i) as to each individual whom such stockholder proposes to nominate for election as a director, (a) the name, date of birth, business address and residential address of such individual, (b) the principal occupation or employment of such individual for at least the five years preceding the date of such notice, (c) the classes and number of each class of the capital stock of the Corporation that are owned beneficially and of record by such individual, his affiliates, all persons with whom he is acting in concert and all groups of which he is a member (in each case, identifying them) and (d) all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (including each such individual's written consent to serve as director if elected); and (ii) as to the stockholder giving such notice, (A) the name and address of such stockholder, as they appear on the stock records of the Corporation, (B) the classes and number of shares of each class of capital stock of the Corporation that are owned beneficially and of record by such stockholder, his affiliates, all persons acting in concert with him and all groups of which he is a member (in each case, identifying them) and (C) any professional, commercial, business or familial relationship of such stockholder, affiliates, persons or groups (in each case, identifying them) to such nominees, his affiliates, any person acting in concert with him or any group of which he is a member (in each case, identifying them). The chairman of such meeting shall determine whether any nomination to be made at such meeting will be properly so made in accordance with this Section 8(b) of this Article I and, if he should determine that such nomination will not be properly so made, he shall so declare at such meeting and such nomination shall not be made at such meeting.

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         (c) For the purposes of this Section 8 of this Article I, "acting in concert" and "group" shall have the same meanings as they have under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Section 9.  Order of Business; Voting.

         (a) The Chairman of the Board or, in the absence of the Chairman of the Board (including an absence because no Chairman of the Board shall have been designated), the President, or, in the absence of both of them, a Vice President, or, in the absence of all of them, a person designated by the Board, or in the absence of all of them, a person designated by the holders of a majority of the outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote at such meeting shall act as the chairman of such meeting. The chairman of each meeting of stockholders shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting.

         (b) The Secretary shall act as secretary of each meeting of stockholders and keep the minutes thereof, but, in the absence of the Secretary, the chairman of such meeting shall appoint some other person to act as secretary of such meeting.

         (c) Unless required by the Law, requested by any stockholder present in person or by proxy and entitled to vote at such meeting or directed by the chairman of such meeting, neither the vote for the election of directors nor upon any other business before any meeting of stockholders is required to be conducted by written ballot. On a vote by written ballot, (i) each written ballot cast by a stockholder voting in person shall state the name of such stockholder, the number of shares of capital stock of the Corporation held of record by him and the number of such shares voted by him and (ii) each ballot cast by proxy shall bear the name of such proxy, the name of the stockholder for whom he is voting, the number of shares of capital stock of the Corporation held of record by such stockholder and the number of such shares voted on behalf of such stockholder.

         (d) Shares of capital stock of the Corporation held by the Corporation or any of its majority-owned subsidiaries in treasury shall not be shares entitled to vote at, or to be counted in determining the presence of a quorum for, any meeting of stockholders or be counted in determining the total number of outstanding shares of capital stock of the Corporation. This Section 9(c) shall not limit the right of the Corporation or any of its subsidiaries to vote any shares of capital stock of the Corporation held by the Corporation or such subsidiary in a fiduciary capacity.

         (e) To the extent (but only to the extent) expressly provided in the Certificate of Incorporation, action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without any prior notice and without a vote thereon, if stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders entitled to vote thereon were present and voting, consent in writing to such action and such writing or writings are filed with the minutes of proceedings of the stockholders. Prompt written notice of the taking of such action shall be given by the Secretary to all stockholders who have not consented in writing to such action.

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Section 10.  Inspectors.

         (a) The Board in advance of any meeting of stockholders may (and shall, if required by the Law) appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of such meeting may and, on request of any stockholder present in person or by proxy and entitled to vote at such meeting, shall appoint one or more such inspectors. No director, nominee for director, officer or employee of the Corporation shall be appointed as an inspector. Inspectors need not be stockholders. In case any person so appointed fails to appear or act, the vacancy may be filled by appointment of another person by the Board in advance of such meeting or at such meeting by the chairman of such meeting.

         (b) Each inspector appointed to act at any meeting of stockholders shall, before entering upon the discharge of his duties, take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall (i) determine the number of shares outstanding and the voting power of each such share, the number of shares represented at such meeting, the existence of a quorum and the validity and effect of proxies, (ii) receive votes or ballots,
(iii) hear and determine all challenges and questions arising in connection with the right to vote, (iv) count and tabulate all votes or ballots, (v) determine the result and (vi) do all acts which may be proper in connection with conducting a vote at such meeting, with fairness to all stockholders. On the request of the chairman of such meeting or any stockholder present in person or by proxy and entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts so stated and of the vote so certified.

                         ARTICLE II - BOARD OF DIRECTORS

Section 1.  Powers; Qualifications; Number; Election.

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in the Certificate of Incorporation, the Board may exercise all of the authority and powers of the Corporation and do all of the lawful acts and things which are not by the Law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders. The directors shall act only as a board and the individual directors shall have no power as such. Each director shall be at least twenty-five (25) years of age. A director is not required to be a resident of the State of Delaware or a stockholder. The Board shall consist of that number of directors as shall be fixed in accordance with the Certificate of Incorporation.

         (b) At all elections of directors by stockholders entitled to vote thereon, the individuals receiving a plurality of the votes cast shall be deemed to have been elected as directors.

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Section 2.  Term of Office of a Director.

         The term of office of each director shall commence and continue as provided in the Certificate of Incorporation.

Section 3.  Resignations; Filling of Vacancies.

         (a) Any director may resign at any time by giving written notice of his resignation to the Board or the Secretary. Such resignation shall take effect at the time of receipt of such notice by the Board or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (b) Any vacancy on the Board can be filled as (but only as) provided in the Certificate of Incorporation. A director elected to fill such a vacancy shall hold office as provided in the Certificate of Incorporation.

Section 4.  Meetings of the Board; Notice; Waiver.

         (a) All regular meetings of the Board shall be held at such places within or without the State of Delaware as may be fixed by the Board. All special meetings of the Board shall be held at such places within or without the State of Delaware as may be specified in the notices of such meetings.

         (b) Regular meetings of the Board for the transaction of such business as may be properly brought before such meetings shall be held on such dates and at such times as may be fixed by the Board. Notices of such regular meetings are not required to be given.

         (c) Special meetings of the Board may be called at any time by the Chairman of the Board, the President or any director. Each such meeting shall be called by giving notice to that effect to the Secretary at least forty-eight
(48) hours before such meeting. Such notice shall state the place, date, hour and purpose or purposes of such meeting. Promptly after receipt of such notice and, in any event, not less than twenty-four (24) hours before such meeting, the Secretary shall give notice of such meeting to all directors. Such notice shall state the place, date, hour and purpose or purposes of such meeting and shall indicate that such notices are being sent at the request of the person calling such meetings. Except as otherwise required by the Law, each notice of each special meeting of the Board shall be given by (i) mail addressed to a director at his residence or usual place of business at least seven (7) days before the date of such meeting or (ii) personal delivery or telex, telephone, telegraph, telecopier or other electronic means addressed to a director at his usual place of business at least twenty-four (24) hours before such meeting. If mailed, such notice shall be deemed to have been given to a director five (5) days after it is deposited in the United States mail, postage prepaid, directed to such director at his residence or usual place of business.

         (d) A written waiver of notice of a meeting of the Board signed by a director, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such

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director of such meeting. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when such director attends such meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board is required to be specified in any written waiver of notice of such meeting.

Section 5.  Quorum; Adjournment.

         The presence of a majority of the Whole Board (as defined in the Certificate of Incorporation) at any meeting of the Board shall be required in order to constitute a quorum for the transaction of business thereat. Any meeting of the Board may be adjourned from time to time until the business to be transacted at such meeting is completed. If a quorum shall not be present at any such meeting, a majority of the directors present may adjourn such meeting to another time and place. When a meeting of the Board is adjourned to another time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at such meeting.

Section 6.  Manner of Acting.

         (a) The Board may designate a Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board. He shall perform such other duties as the Board may from time to time assign to him. In the absence of the Chairman of the Board (including an absence because no Chairman of the Board shall have been designated), a person designated by a majority of the directors present at such meeting shall serve as the chairman of such meeting. The chairman of each meeting of the Board shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting.

         (b) The Secretary shall act as secretary of each meeting of the Board and keep the minutes thereof, but, in the absence of the Secretary, the chairman of such meeting shall appoint some other person to act as secretary of such meeting.

         (c) At each meeting of the Board each director shall be entitled to one vote. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, a matter submitted to a vote at a meeting of the Board shall have been approved only if a quorum was present at the time of the vote thereon and a majority of the directors present at that time shall have voted to approve such matter.

         (d) Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the directors consent in writing to such action and such writing or writings are filed with the minutes of proceedings of the Board.

Section 7.  Annual Meeting of Directors.

         An annual meeting of the Board for the transaction of such business as may be properly brought before such meeting shall be held promptly following each annual meeting of stockholders.

Section 8.  Participation in Meeting by Telephone.

         One or more directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other at the same time. Participation in a meeting of the Board by such means shall constitute presence in person at such meeting.

Section 9.  Compensation and Expenses of Directors.

         Directors may be compensated for rendering services as such as determined from time to time by the Board. Directors shall be reimbursed for expenses incurred by them in connection with rendering services as such.

                      ARTICLE III - COMMITTEES OF THE BOARD

Section 1.  Regular Committees.

         The Board may, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board, designate one or more committees of the Board. The members of each such committee shall consist of such directors (but only such directors) as may be designated by the Board, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board. The Board may, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board, designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of any committee at any meeting of such committee. Any vacancy on any committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled by the Board, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board. Directors elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. Each committee will report its actions in the interim between meetings of the Board at the next meeting of the Board or as otherwise directed by the Board.

Section 2.  Regular Committee Powers.

         Any committee of the Board, to the extent (but only to the extent) provided in a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board, (i) shall have and may exercise all of the powers and authority of the Board and do all of the lawful acts and things which may be done by the Board in the management of the business and affairs of the Corporation and (ii) may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to: amend the Certificate of Incorporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation; except as otherwise provided in the Certificate of Incorporation, call a meeting of stockholders; amend or repeal these By-Laws or adopt new By-Laws; or, unless the Certificate of Incorporation, these By-Laws or resolutions adopted by the affirmative vote of a majority of the Whole Board shall expressly so provide, declare a dividend, authorize the issuance of shares of capital stock of the Corporation or adopt a certificate of ownership and merger.

Section 3.  Advisory Committees.

         The Board or a committee of the Board may designate one or more advisory committees to report to the Board or a committee of the Board. Each such advisory committee shall consist of one or more individuals designated by the Board or the committee of the Board which designated such advisory committee. Such individuals are not required to be directors. The Board may designate one or more individuals as alternate members of any advisory committee who may replace any absent or disqualified member of any advisory committee at any meeting of such committee. Any absence of any member of any advisory committee or vacancy on any advisory committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled only by the Board or the committee of the Board which designated such advisory committee. Individuals elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. Each advisory committee will report its actions in the interim between meetings of the Board or the committee of the Board which designated such advisory committee at the next meeting of the Board or the committee of the Board which designated such advisory committee or as otherwise directed by the Board or the committee of the Board which designated such advisory committee. An advisory committee shall have none of the powers or authority of the Board or any committee of the Board.

Section 4.  Procedures.

         Unless otherwise expressly authorized by the Board in the resolution or resolutions designating such committee or advisory committee, the members of committees or advisory committees shall act only as a committee and the individual members shall have no power as such. Any member of any committee or advisory committee may be removed as such and any committee may be dissolved by the Board, as set forth in a resolution or resolutions adopted by the Whole Board at any time, except as may be provided otherwise in the resolution or resolutions designating such committee or advisory committee. The presence, at any meeting thereof, of a majority of the total number of members which a committee or advisory committee would have if there were no vacancies thereon shall be required in order to constitute a quorum for the transaction of business at such meeting. The term of office of each member of any committee or advisory committee shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected or until the dissolution of the committee or advisory committee or his earlier death, resignation or removal. Except as otherwise provided in this Article III or in the resolution or resolutions designating such committee or advisory committee and except for the reference to presiding at meetings of stockholders in Section 6(a) of Article II hereof, Sections 4, 5, 6, 7 and 8 of Article II hereof shall apply to committees and advisory committees and members thereof as if references therein to the Board and directors were references to such committees and members, respectively.

                              ARTICLE IV - OFFICERS

Section 1.  Officers.

         The Board shall elect a President. The Board may elect one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President or a Senior Vice President), a Secretary, a Treasurer and also elect or appoint, in accordance with Section 6 of this Article IV, such other officers as it may at any time and from time to time determine. Any or all offices may be held by the same person. Officers many be elected at any time or from time to time.

Section 2.  President.

         The President shall be the chief executive of the Corporation and shall, subject to the control of the Board, have general supervision over and general charge for the business of the Corporation. The President shall see that all orders of the Board are carried into effect. The President shall, generally, perform such duties as may from time to time be assigned to him by these By-Laws or by the Board and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board. The Board may elect a Chief Executive Officer who may have the power, authority and duties of the President. In such event, references herein to the President shall mean the Chief Executive Officer and references to Vice President shall include the President except that the President shall be senior to all Vice Presidents. The Chief Executive Officer may also be elected President or another individual may be elected President. Any such other individual shall, subject to the control of the Board, perform all duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or these By-Laws.

Section 3.  Vice Presidents.

         Each Vice President shall, subject to the control of the Board, perform all duties as may from time to time be assigned to him by the Board, the President or these By-Laws. In case of the absence of the President, any Vice President designated by the Board shall perform the duties of the President with all of the powers of, and subject to all of the restrictions upon, the President.

Section 4.  Treasurer.

         The Treasurer shall, subject to the control of the Board, have charge and custody of and be responsible for all of the funds and securities of the Corporation, keep full and accurate accounts of assets, liabilities, receipts, disbursements and other transactions of the Corporation in books belonging to the Corporation, cause regular audits of such books to be made and deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositories as may be designated by the Board. The Treasurer shall, subject to the control of the Board, disburse the funds of the Corporation as ordered by the Board or the other officers of the Corporation in accordance with these By-Laws, taking proper vouchers for such disbursements, and shall render to the President and to the Board at its meetings or whenever he or it may require a statement of all his transactions as treasurer and an account of the financial condition of the Corporation. In general, the Treasurer shall, subject to the control of the Board, perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board, the President or these By-Laws.

Section 5.  Secretary.

         The Secretary shall, subject to the control of the Board, act as secretary of, and keep the minutes of, the proceedings of the Board and the stockholders in books belonging to the Corporation, give or cause to be given notice of all meetings of stockholders and directors as required by these By-Laws, be custodian of the seal of the Corporation, affix the seal, or cause it to be affixed, to all certificates for shares of capital stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, have charge of the stock records of the Corporation and of the other books, records and papers of the Corporation relating to its organization as a corporation and see that the reports, statements and other documents required by law relating to the maintenance of the existence, qualifications and franchises of the Corporation as a corporation are properly kept or filed. The Secretary shall, subject to the control of the Board, generally perform all of the duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board, the President or these By-Laws.

Section 6.  Additional Officers and Appointed Officers.

         The Board may from time to time elect such other officers (including, without limitation, assistant officers) as the Board may deem proper, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the President pursuant to authority delegated to him by the Board may from time to time determine.

         The President may, pursuant to authority delegated to him from time to time by the Board, from time to time, appoint one or more officers or assistant officers (other than Vice Presidents, the Secretary or the Treasurers) as the President shall deem proper, each of whom shall hold office for such period, have such authority and perform such duties as the President or other officers pursuant to authority delegated to them by the President may from time to time determine.

         The Board and the President pursuant to authority delegated by the Board may from time to time employ or engage such employees, agents, consultants, representatives and advisors as the Board or the President shall deem proper, each of whom shall be employed or engaged for such period, have such authority and perform such duties as the Board or the President may from time to time determine.

Section 7.  Removal.

         Any officer, employee, agent, consultant, representative or advisor of the Corporation may be removed at any time by the Board or by the President pursuant to authority delegated to him by the Board, except that an executive officer of the Corporation may be removed or replaced, directly or indirectly (including, without limitation, removal or replacement effected by reason of election and qualification of a successor, demotion, relocation, failure to re-elect or diminution in duties or compensation), pursuant to (but only pursuant to) a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board (excluding, if such officer is also a director, such director). For this purpose, an executive officer means the President or a Vice President.

Section 8.  Resignations.

         Any officer may resign from his office at any time by giving written notice of his resignation to the Board, the President or the Secretary. The resignation of any officer shall take effect at the time of receipt of such notice by the Board, the President or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall affect any rights which the Corporation may have under any agreement with such officer.

Section 9.  Giving of Bond by Officers.

         All officers of the Corporation, if required to do so by the Board, shall furnish bonds to the Corporation for the faithful performance of their duties subject to such penalties and with such conditions and security as the Board may from time to time require. All expenses of any such bond shall be paid by the Corporation.

Section 10.  Compensation of Officers.

         Compensation of officers of the Corporation may be fixed from time to time by the Board or, in the case of officers other than the President, by the President pursuant to authority delegated to him by the Board.

Section 11.  Term of Office.

         Subject to Section 7 of this Article IV, the term of office of each officer shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected and qualified or his earlier death, resignation or removal.

Section 12.  Voting Stock Held by Corporation.

         Except as otherwise determined from time to time by the Board, the President shall have full power and authority in the name and on behalf of the Corporation to attend, act and vote at any meeting of stockholders, partners or owners of any corporation, partnership or other entity in which the Corporation may hold stock, a partnership interest or another ownership interest and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock or interest which, as the owner thereof, the Corporation might have possessed and exercised. The Board may from time to time confer like powers upon any other person or persons and the President may delegate his powers hereunder to any other officer of the Corporation.

                           ARTICLE V - INDEMNIFICATION

Section 1.  Indemnification.

         (a) Each person who is or was made a party or is threatened to be made a party to, or is or was involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or, pursuant to a resolution or resolutions adopted by the affirmative vote of a majority of the Board, agent of the Corporation or a subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, employee, agent or trustee of another corporation (other than a subsidiary of the Corporation) or of a partnership, joint venture, trust or other enterprise, including an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while so serving, shall be indemnified by the Corporation for and held harmless by the Corporation from and against, to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide), all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Such right to indemnification shall continue as to a person who has ceased to be such an officer, director, partner, member, employee, agent or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification shall be a contract right and shall include the right of a director, officer, partner, member, employee, agent or trustee to be paid the expenses (including costs and attorneys' fees and disbursements) incurred in defending a proceeding in advance of its final disposition to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide); provided, however, that, if the Law requires, the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer of the Corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. Such right to indemnification and to the payment of expenses may be granted to any other employee or agent of the Corporation or its subsidiaries if, and to the extent, authorized by the Board.

         (b) If a claim under this Article is not paid in full by the Corporation within thirty (30) days after a written demand therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Law nor an actual determination by the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 2.  Indemnification Not Exclusive.

         The indemnification of or the payment of expenses for any person under this Article, or the right of any person to indemnification or payment of expenses under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or pay expenses for such person in any other manner permitted by law or be deemed exclusive of, or invalidate, any other right which such person may have or acquire under any law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 3.  Successors.

         The right of any person to indemnification and payment of expenses under this Article shall continue as to a person after such person shall have ceased to be such an officer, director, partner, member, employee, agent or trustee, shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person, shall survive and not be adversely affected by any modification or repeal of this Article with respect to any claim or proceeding which arose or transaction, matter, event or condition which occurred or existed before such modification or repeal and shall be binding upon all successors of the Corporation.

Section 4.  Insurance.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was such an officer, director, partner, member, employee, agent or trustee against any liability asserted against such person as such an officer, director, partner, member, employee, agent or trustee or arising out of such person's status as such an officer, director, partner, member, employee, agent or trustee, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 5.  Definition of Certain Terms.

         (a) For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries.

         (b) For the purposes of this Article and the Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation."


                      ARTICLE VI - CONTRACTS; BANK ACCOUNTS

Section 1.  Execution of Contracts.

         Except as provided otherwise in these By-Laws, the Board may from time to time authorize any officer, employee, agent or representative of the Corporation, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument. Such authorization may be general or confined to specific instances. Unless so authorized by the Board or these By-Laws, no officer, employee, agent or representative shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 2.  Checks; Drafts; Notes.

         All checks, drafts and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation in the manner authorized from time to time by the Board.

Section 3.  Deposits.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories selected from time to time by the Board or by an officer, employee, agent or representative of the Corporation to whom such authority may from time to time be delegated by the Board. For the purpose of making such a deposit, any officer, employee, agent or representative to whom authority to make such a deposit is delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

                         ARTICLE VII - SHARES; DIVIDENDS

Section 1.  Certificates.

         Every holder of record of a share or shares of capital stock of the Corporation then outstanding shall be entitled to a duly signed certificate in proper form certifying that he is the record holder of such share or shares. Certificates for shares of capital stock and other securities of the Corporation shall be issued in such forms as the Board may prescribe. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or the Treasurer. The seal of the Corporation or a facsimile thereof shall be affixed on such certificates, and such certificates shall be countersigned and registered in such manner, if any, as the Board may prescribe. The signatures of the officers upon such certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, such certificate may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issuance of such certificate.

Section 2.  Transfers.

         Transfers of shares of capital stock of the Corporation shall be made on the records of the Corporation only upon authorization by the record holder of such shares, in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates therefor duly endorsed or accompanied by duly executed stock powers (with such proof of authenticity of signature as the Corporation or its agent may require) for a like number of shares, upon payment of all taxes thereon and upon compliance with any restrictions on transfer thereof. For so long as the Stockholders Agreement is in effect, any purported transfer shall be subject to the limitations set forth in Section 2.3 of the Stockholders Agreement. The person in whose name shares of capital stock of the Corporation stand on the records of the Corporation shall be deemed the owner of such shares for all purposes as regards the Corporation. The Board may make such additional rules and regulations and take such action as it may deem expedient, not inconsistent with the Certificate of Incorporation and these By-Laws, concerning the issue, transfer and registration of certificates or the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 3.  Lost or Destroyed Certificates.

         The Corporation may issue a new certificate for shares of capital stock of the Corporation in order to replace any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the holder of the lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation a bond or other security to indemnify it against all losses, liabilities and expenses (including attorney's fees and expenses) incurred in connection with investigating, defending and settling any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4.  Fractions of a Share.

         The Corporation shall have the authority to issue (but shall not be obligated, under these By-Laws, to issue) fractions of a share of any class or series of capital stock of the Corporation. In lieu of issuing a fraction of a share of any class or series of capital stock of the Corporation, the Corporation may (i) make such payments as may be determined using such equitable method as the officer of the Corporation may select and/or (ii) issue that number of whole shares of such class or series of capital stock of the Corporation as may be determined using such equitable method for rounding fractions to integers as the officers of the Corporation may select, as the Board may determine or the Certificate of Incorporation may require.

Section 5.  Dividends.

         Subject to the provisions of the Certificate of Incorporation and to the extent permitted by the Law, the Board may declare dividends on shares of any class or series of capital stock of the Corporation at such times and in such amounts as, in its opinion, the conditions of the business of the Corporation render advisable. Before payment of any dividend or making any distribution of profits, the Board may set aside out of the surplus or net profits of the Corporation such sum or sums as the Board may from time to time, in its absolute discretion, deem proper as a reserve fund to meet contingencies or for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purposes as the Board may from time to time deem to be in the best interests of the Corporation.

                          ARTICLE VIII - CORPORATE SEAL

         The Board may adopt a corporate seal of the Corporation which shall be in such form as the Board may from time to time determine. When authorized by these By-Laws or by the Board, a facsimile of the corporate seal may be affixed in lieu of the corporate seal.

                            ARTICLE IX - FISCAL YEAR

         The fiscal year of the Corporation shall be fixed from time to time by the Board.

                             ARTICLE X - AMENDMENTS

         These By-Laws, in whole or in part, may be amended or repealed and new By-Laws, in whole or in part, may be adopted as (but only as) provided in the Certificate of Incorporation.

                                      * * *